Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3: Daniel Zeff

Date of Event Requiring Statement: November 7,2005

Issuer Name and Ticker Symbol: NetManage Inc. (NETM)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of NetManage Inc.

ZEFF HOLDING COMPANY, LLC              ZEFF CAPITAL PARTNERS I, L.P

                                       By: Zeff Holding Company, LLC, as general
                                           partner


By: /s/ Daniel Zeff                        By: /s/ Daniel Zeff
    ------------------------------             ---------------------------------
Name: Daniel Zeff                              Name: Daniel Zeff
Title: Manager                                 Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    ------------------------------
Name: Dion R. Friedland
Title: Director